UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: September 30, 2016

(Date of earliest event reported)

GOLDRICH MINING COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number: 001-06412

_____________________________________

Alaska (State or other jurisdiction of incorporation)	91-0742812 (IRS Employer Identification No.)

2607 Southeast Blvd, Suite B211

Spokane, Washington  99223

(Address of principal executive offices, including zip code)

(509) 535-7367

(Registrant’s telephone number, including area code)

 Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02

Unregistered Sale of Equity Securities.

On October 5, 2016, Goldrich Mining Company (the “Registrant” or the “Company”) announced its Board of Directors has approved the issuance of 300 Series E Preferred Shares through a Private Placement (the “Offering”) to raise gross proceeds of up to US$300,000. The Company also announced that in connection with the Offering, the first tranche of Series E Preferred Shares have been issued for gross proceeds of $100,000.

Each share of Series E Preferred Stock is convertible into common shares of the Company equal in number to $1,000.00 divided by $0.03 per share of common stock. The purchaser of each share of Series E Preferred Stock also received Series R Warrants exercisable to purchase shares of common stock of the Company equal in number to the total purchase price divided by 0.03 (with fractional shares omitted), exercisable at any time beginning one year after the closing date for a term ending five years from the closing date at an exercise price of $0.045 per share of common stock.

In the event that the Company sells any or all of its assets, in any combination, whether pursuant to a merger, share exchange, stock purchase, business combination or other similar transaction, for aggregate total compensation greater than $3,000,000 within a one-year period following the date of issuance of the Preferred Shares, the Purchaser shall have the right to demand that the Company redeem all or some of the outstanding Securities (the Preferred Shares, the Warrants, the Warrant Shares and the Conversion Shares) at a redemption price equal to the aggregate purchase price of such Securities being redeemed plus an additional amount equivalent to the amount of interest that would have accrued on the aggregate purchase price of the Securities being redeemed at a rate of 15% from the date of issuance of the Preferred Shares through to the date of redemption.

The Series D Preferred Stock and the Series R Warrants were issued and sold to the purchasers thereof pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(a)(2) thereof and Rule 506 of Regulation D under the Securities Act in reliance on the representations and warranties of the purchasers of such securities.

The disclosure made in Item 5.03 of Form 8-K dated April 8, 2016 regarding the description of the Series D Preferred Stock is incorporated into this Item 3.02 by reference.

Item 3.03

Material Modification to Rights of Security Holders

The disclosures made in Item 3.02 are incorporated into this Item 3.03 by reference.

Item 7.01

Regulation FD Disclosure.

On October 5, 2016, the Company issued the press release attached hereto as Exhibit 99.1 announcing the closing of the private placement. In accordance with General Instruction B.2 of Form 8-K, the information set forth in Item 7.01 of this Current Report on Form 8-K and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended. The information set forth in Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.

Description

3.1

Statement of Designation of Shares of Series E Preferred Stock

99.1

Press Release, dated October 5, 2016*

* This exhibit is intended to be furnished to, not filed with, the SEC pursuant to Item 7.01 above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDRICH MINING COMPANY (Registrant)
Dated: October 5, 2016	By:	/s/ Ted R. Sharp
Ted R. Sharp Chief Financial Officer